Exhibit 99.1

Moelis & Company Reports First Quarter 2016 Financial Results;
Quarterly Dividend of $0.30 Per Share

•                  Record first quarter revenues of $126.4 million, up 27% from the first quarter of 2015

•                  First quarter Adjusted Pro Forma net income of $0.35 per share (diluted) compared with $0.28 per share (diluted) in the first quarter of 2015; first quarter 2016 GAAP net income of $0.31 per share (diluted) compared with $0.25 per share (diluted) in the first quarter of 2015

•                  Strong balance sheet with $138.5 million of cash and short-term investments and no debt at quarter-end

•                  Declared quarterly dividend of $0.30 per share

•                  Continued to enhance global energy coverage

—                 Announced Managing Director hire in Houston to cover midstream oil and gas companies and Master Limited Partnerships

—                 Represents third senior MD hire to join growing energy coverage business in the past 12 months

NEW YORK, April 27, 2016 — Moelis & Company (“we” or the “Firm”) (NYSE: MC) today reported financial results for the first quarter ended March 31, 2016.  The Firm’s total revenues of $126.4 million for the quarter represented our largest first quarter of revenues on record and an increase of 27% from the prior year period. Adjusted Pro Forma net income was $19.6 million or $0.35 per share (diluted), as compared with $15.4 million or $0.28 per share (diluted) in the first quarter of 2015. On a GAAP basis, the Firm reported net income of $25.6 million, or $0.31 per share (diluted) for the first quarter of 2016. This compares with GAAP net income of $20.0 million, or $0.25 per share (diluted) for the first quarter of 2015.

“We achieved record first quarter revenues as a result of increased M&A activity and higher average fees earned per transaction.  Revenues increased 27% for the first quarter in 2016 over the same period last year which compares favorably to the 23% decrease in global completed M&A transactions over the same time period(1).  We executed on our pipeline of M&A mandates and restructuring activity continued to improve,” said Ken Moelis, Chairman and Chief Executive Officer.

(1)  Source: Thomson Financial as of April 6, 2016; includes all transactions greater than $100 million in value

“We are experiencing healthy M&A activity as companies continue to evaluate their strategic growth options despite the market volatility earlier this year.  In an environment of rapidly changing and interconnected financial markets and world economies, Moelis & Company is well positioned to advise clients given our breadth of expertise including a strong M&A and Recapitalization & Restructuring practice and global reach.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 38% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 62% is owned by other partners of Moelis & Company Group LP and is primarily subject to tax at the partner level (except for certain state and local and foreign income taxes). The Adjusted Pro Forma results included herein remove the impact of compensation expenses specifically related to the Firm’s IPO awards, and apply the corporate tax rate to all earnings under the assumption that all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company. We believe the Adjusted Pro Forma results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted Pro Forma results is presented in the Appendix to this press release.

GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP			Adjusted Pro Forma*
	Three Months Ended March 31,
($ in thousands except per share data)	2016	2015	2016 vs. 2015 Variance	2016	2015	2016 vs. 2015 Variance

Revenues	$126,364	$99,412	27%	$126,364	$99,412	27%
Expenses:
Compensation and benefits	74,668	55,393	35%	73,294	53,933	36%
Non-compensation expenses	22,805	22,638	1%	22,805	22,638	1%
Total operating expenses	97,473	78,031	25%	96,099	76,571	26%
Operating income (loss)	28,891	21,381	35%	30,265	22,841	33%
Other income (expenses)	103	15	587%	103	15	587%
Income (loss) from equity method investments	2,069	2,865	-28%	2,069	2,865	-28%
Income (loss) before income taxes	31,063	24,261	28%	32,437	25,721	26%
Provision for income taxes	5,444	4,300	27%	12,813	10,288	25%
Net income (loss)	25,619	19,961	28%	19,624	15,433	27%

Net income (loss) attributable to noncontrolling interests	18,649	14,625	28%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$6,970	$5,336	31%	$19,624	$15,433	27%

Diluted earnings per share	$0.31	$0.25	24%	$0.35	$0.28	25%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Revenues

For the first quarter of 2016, revenues were $126.4 million as compared with $99.4 million in the first quarter of 2015, representing an increase of 27% and our highest first quarter of revenues on record. This compares favorably with a 23% decrease in the number of global completed M&A transactions in the same period(1). The increase in revenues during the quarter resulted from a combination of higher average fees, particularly with respect to our M&A and General Advisory activity, as well as continued improvement in the restructuring environment. We earned revenues from 126 clients in the first quarter of 2016 as compared with 113 clients during the same period in 2015.

We continued to execute on our strategy of profitable expansion. In the first quarter, we hired a Managing Director who will join the Firm in July to further strengthen our global energy coverage team by providing financial and strategic advice to midstream oil and gas companies and Master Limited Partnerships.

Expenses

The following tables set forth information relating to the Firm’s operating expenses, which are reported net of client expense reimbursements.

	U.S. GAAP			Adjusted Pro Forma*
	Three Months Ended March 31,
($ in thousands)	2016	2015	2016 vs. 2015 Variance	2016	2015	2016 vs. 2015 Variance

Expenses:
Compensation and benefits	$74,668	$55,393	35%	$73,294	$53,933	36%
% of revenues	59%	56%		58%	54%
Non-compensation expenses	$22,805	$22,638	1%	$22,805	$22,638	1%
% of revenues	18%	23%		18%	23%
Total operating expenses	$97,473	$78,031	25%	$96,099	$76,571	26%
% of revenues	77%	78%		76%	77%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Total operating expenses on an Adjusted Pro Forma basis were $96.1 million for the first quarter of 2016 as compared with $76.6 million for the first quarter of 2015. The increase in operating expenses in the first quarter of 2016 was primarily linked to increased revenues, which drove our increase in compensation and benefits expense.  Compensation and benefits expenses were $73.3 million, or 58% of revenues on an Adjusted Pro Forma basis in the first quarter of 2016,  as compared with $53.9 million, or 54% of revenues in the first quarter of 2015. The increased compensation ratio reflects an additional tranche of equity amortization expense arising from the 2015 equity incentive grants made in early 2016 as well as modified vesting terms associated with that equity which have a five year pro-rata vest for Managing Directors as compared with awards issued in the previous two years which have a five year vest, pro-rata in years three, four and five. We remain committed to our targeted long-term compensation ratio level of 58% of revenues.

Adjusted Pro Forma non-compensation expenses were $22.8 million for the first quarter of 2016 as compared with $22.6 million for the same period of the prior year.  Our Adjusted Pro Forma non-compensation expense ratio decreased to 18% from 23% in the same period of the prior year driven by increased revenues.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 38% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 62% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted Pro Forma purposes, we have assumed all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company such that 100% of the Firm’s first quarter 2016 income was taxed at our corporate effective tax rate of 39.5%, versus 40.0% in the prior year period.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position and as of March 31, 2016, we held cash and short term investments of $138.5 million and had no debt or goodwill on our balance sheet.

On April 21, 2016, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.30 per share.  The $0.30 per share will be paid on June 3, 2016 to common stockholders of record on May 20, 2016.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, April 27, 2016, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our first quarter 2016 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company First Quarter 2016 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10083956.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings and other corporate finance matters.  The Firm serves its clients with about 650 employees based in 17 offices in North and South America, Europe, the Middle East, Asia and Australia.  For further information about Moelis & Company, please visit www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted Pro Forma results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted Pro Forma results is presented in the Appendix.

Contacts

Investor Contact:	Media Contact:
Michele Miyakawa	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 310 443 2344	t: + 1 212 883 3666
michele.miyakawa@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations Unaudited

GAAP Reconciliation to Adjusted Pro Forma Financial Information Unaudited

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2016	2015

Revenues	$126,364	$99,412

Expenses
Compensation and benefits	74,668	55,393
Occupancy	4,558	3,677
Professional fees	2,236	3,554
Communication, technology and information services	5,296	4,101
Travel and related expenses	6,131	5,613
Depreciation and amortization	736	620
Other expenses	3,848	5,073
Total expenses	97,473	78,031

Operating income (loss)	28,891	21,381
Other income and expenses	103	15
Income (loss) from equity method investments	2,069	2,865
Income (loss) before income taxes	31,063	24,261
Provision for income taxes	5,444	4,300
Net income (loss)	25,619	19,961

Net income (loss) attributable to noncontrolling interests	18,649	14,625
Net income (loss) attributable to Moelis & Company	$6,970	$5,336

Weighted-average shares of Class A common stock outstanding
Basic	20,376,718	19,730,182
Diluted	22,402,820	20,948,966
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.34	$0.27
Diluted	$0.31	$0.25

Moelis & Company

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2016
	GAAP	Pro-Forma Adjustments		Adjusted Pro Forma
Revenues	$126,364	$—		$126,364

Expenses
Compensation and benefits	74,668	(1,374	)(a)	73,294
Non-compensation expenses	22,805	—		22,805
Total operating expenses	97,473	(1,374)		96,099

Operating income (loss)	28,891	1,374		30,265
Other income (expenses)	103	—		103
Income (loss) from equity method investments	2,069	—		2,069
Income (loss) before income taxes	31,063	1,374		32,437
Provision for income taxes	5,444	7,369	(b)	12,813
Net income (loss)	25,619	(5,995)		19,624

Net income (loss) attributable to noncontrolling interests	18,649	(18,649)		—
Net income (loss) attributable to Moelis & Company	$6,970	$12,654		$19,624

Weighted-average shares of Class A common stock outstanding
Basic	20,376,718	33,870,710	(b)	54,247,428
Diluted	22,402,820	33,870,710	(b)	56,273,530
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.34			$0.36
Diluted	$0.31			$0.35

(a)               Expense associated with the amortization of restricted stock units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five  year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)               Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 39.5% for the period presented.

	Three Months Ended March 31, 2015
	GAAP	Pro-Forma Adjustments		Adjusted Pro Forma
Revenues	$99,412	$—		$99,412

Expenses
Compensation and benefits	55,393	(1,460	)(a)	53,933
Non-compensation expenses	22,638	—		22,638
Total operating expenses	78,031	(1,460)		76,571

Operating income (loss)	21,381	1,460		22,841
Other income (expenses)	15	—		15
Income (loss) from equity method investments	2,865	—		2,865
Income (loss) before income taxes	24,261	1,460		25,721
Provision for income taxes	4,300	5,988	(b)	10,288
Net income (loss)	19,961	(4,528)		15,433

Net income (loss) attributable to noncontrolling interests	14,625	(14,625)		—
Net income (loss) attributable to Moelis & Company	$5,336	$10,097		$15,433

Weighted-average shares of Class A common stock outstanding
Basic	19,730,182	34,407,005	(b)	54,137,187
Diluted	20,948,966	34,407,005	(b)	55,355,971
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.27			$0.29
Diluted	$0.25			$0.28

(a)               Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)               Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.0% for the period presented.